Exhibit 5.1

May 11, 2011

Board of Directors

Wilshire Bancorp, Inc.

3200 Wilshire Blvd., Suite 1400

Los Angeles, California 90010

Ladies and Gentlemen:

We have acted as special counsel to Wilshire Bancorp, Inc., a California corporation (the “Company”), in connection with the Company’s registration statement on Form S-3 (File No. 333-161847) (the “Registration Statement”) which became effective on September 16, 2009 with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Act”). Pursuant to a prospectus supplement (the “Supplement”) filed May 11, 2011, the Company is specifying for offering and take-down up to 41,818,140 shares of the Company’s common stock, no par value per share (the “Common Stock”).

In connection with this opinion, we have made such investigations and examined such records, including a copy of the Company’s Articles of Incorporation, as amended and restated (the “Articles of Incorporation”), and the Company’s Second Amended and Restated Bylaws, in each case certified to us on the date hereof as being complete, accurate, and in effect, a certificate dated a recent date from the Secretary of State of the State of California as to the existence of the Company, an executed copy of the Registration Statement duly executed by the directors of the Company, and such corporate documents, minutes and resolutions as we have deemed necessary for the purposes of rendering this opinion letter.

We have also examined and are familiar with the originals or copies, certified or otherwise identified to our satisfaction, of such other documents, corporate records, certificates of public officials and other instruments as we have deemed necessary for the preparation of this opinion. In expressing this opinion, we have relied, as to any questions of fact upon which our opinion is predicated, upon representations and certificates of the officers of the Company.

In rendering this opinion letter we have assumed:

(1) the genuineness of all signatures and the authenticity and completeness of all documents submitted to us as originals;

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(2) the conformity to originals and the authenticity of all documents supplied to us as certified, photocopied, conformed or facsimile copies and the authenticity and completeness of the originals of any such documents;

(3) the proper, genuine and due execution and delivery of all documents by all parties to such documents and that there has been no breach of the terms thereof; and

(4) no stop-order has been issued by the SEC relating to the Registration Statement.

Based upon the foregoing, and subject to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that when the shares of Common Stock are issued and delivered, and payment of legal consideration is received, in the manner contemplated by the Registration Statement and the Supplement, the Common Stock will be validly issued, fully paid and nonassessable;

In giving the foregoing opinion, we express no opinion as to the laws of any jurisdiction other than the State of California and the federal laws of the United States of America.

This opinion letter has been prepared for your use in connection with the Registration Statement and the Supplement and speaks as of the date hereof. We assume no obligation to advise you of any changes in the foregoing subsequent to the delivery of this opinion letter.

We hereby consent to the use of our name in the Registration Statement and the Supplement as attorneys who passed upon the legality of the shares of Common Stock and to the filing of a copy of this opinion as an exhibit to the Registration Statement and Supplement. By giving such consent, we do not hereby admit that we are an “expert” within the meaning of the Act. This opinion should not be quoted in whole or in part without the prior written consent of this firm, nor is this opinion letter to be filed with or furnished to any other governmental agency or other person, except as otherwise required by law.

Sincerely,

/s/ GREENBERG TRAURIG, LLP

GREENBERG TRAURIG, LLP